TEJAS GAS CORPORATION

                           DIRECTOR STOCK OPTION PLAN
                                       and
                           EMPLOYEE STOCK OPTION PLAN

                                    AMENDMENT


     Tejas Gas Corporation, a Delaware corporation (the "Company"), having established both the Tejas Gas Corporation Director Stock Option Plan effective March 13, 1992, and subsequently amended (the "Director Option Plan"), and the Tejas Gas Corporation Employee Stock Option Plan, as amended and restated effective July 21, 1992 (the "Employee Option Plan") and having reserved the right to amend the plans, does hereby approve, ratify, and adopt the following amendments of the Director Option Plan and the Employee Option Plan:


1. In accordance with the prior actions taken by the Board of Directors of the Company, prior to the date of this Amendment, the number of shares of Common Stock subject to the Director Option Plan as set forth in Section 4 was increased from 150,000 to 247,500, the number of shares of Common Stock subject to Initial Options and other initial grants of options under Section 5.B. was increased from 10,000 to 16,500, the number of shares of Common Stock subject to all other annual awards of options under Section 5.B. was increased from 1,000 to 1,650 and the exercise prices of outstanding options were appropriately adjusted, consistent with the provisions of paragraph 3 below.


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2.   In accordance  with the prior  actions taken  by  the Board of Directors of the Company and the Stock Option Committee of the Board of Directors of the Company, prior to the date of this Amendment, the number of shares of Common Stock subject to the Employee Option Plan as set forth in Section 4.1 was increased from 1,197,564 to 1,975,980 and the exercise prices of outstanding options were appropriately adjusted, consistent with the provisions of paragraph 3 below.

3. Section 8.B. of the Director Option Plan is amended in its entirety to read as follows:

          "In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock issuable pursuant to each option under this Plan granted before such transaction, (iii) the number of shares of Common Stock issuable pursuant to each option under this Plan granted after such transaction, and (iv) the per share exercise price of previously awarded options under this Plan shall be proportionately adjusted to reflect such transaction. Such adjustment to the number of shares of Common Stock shall reflect the proportional adjustment to the number of shares of Common Stock (or such other capital stock as may be issued in a reclassification) that a stockholder who owned an equivalent number of shares immediately before the happening of any of the events described in the preceding sentence would have owned or been entitled to receive after the happening of any of such events, and the adjustment to the exercise price of a previously awarded option shall be determined by dividing the number of shares of Common Stock (or other capital stock) subject to the option after the adjustment by the aggregate exercise price for all shares that were subject to the option immediately prior to the transaction. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than cash dividends or dividends payable in Common Stock), the Board shall make such


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          adjustments as it may deem equitable,  including  adjustments to avoid fractional shares, to give proper effect to such event; provided that such adjustments shall only be such as are necessary to maintain the
          proportionate   interest  of  the  optionees  and  preserve,   without
          exceeding, the value of the options under this Plan. In the event of a corporate merger, consolidation, acquisition of property or stock,
          separation,   reorganization  or  liquidation,   the  Board  shall  be
          authorized to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options."


4. Section 4.3 of the Employee Option Plan shall be amended in its entirety to read as set forth in Paragraph 3 above, provided that (1) the paragraph shall commence with the phrase "Subject to the provisions of Section 13 hereof," (2) the terms "Stock," "Committee," "Option Price," "Option," and "Optionee" shall be substituted for "Common Stock," "Board," "exercise price," "option," and "optionee," respectively, and (3) clause (iii) of the first sentence shall be deleted.



                              TEJAS GAS CORPORATION


                              By:  /S/  JAMES WHALEN
                              Title:    Executive Vice President

                              Date:     12/9/95




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